Exhibit 99.02

PRO FORMA INFORMATION

On April 17, 2012, RT Technologies, Inc., a Nevada corporation (including its successors and assigns, “RTTE” or “Registrant” or “Company”) and China Agriculture Media Group Co., Ltd, a company organized and existing under the laws of the Hong Kong (including its successors and assigns “CAMG”) entered into a Plan of Exchange (the “POE” or “Agreement”) for the 100% acquisition of CAMG by RTTE.

According to the POE, the capital of RTTE consists of 90,000,000 authorized shares of Common Stock, par value $.001, of which 3,392,147 were issued and outstanding at the time of signing. The capital of CAMG consists of 10,000 authorized Ordinary Shares, par value HK$1.00, of which 10,000 shares are currently issued and outstanding.

Under the terms of the POE, RTTE shall acquire one hundred percent (100%) of the issued and outstanding share capital of CAMG from the CAMG Shareholders in exchange for a new issuance 22,500,000 shares of common stock of RTTE and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG shareholders, issued in the name of the CAMG shareholders and held in the escrow account of the escrow agent until closing. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

 The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between the Company and CAMG and certain other transactions between the Company and CAMG as provided for in the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 combines the balance sheets of the Company and CAMG and gives pro forma effect to: (i) RTTE shall beneficially own 100% of the issued and outstanding shares of CAMG, (ii) a new issuance 22,500,000 shares of common stock of RTTE and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG shareholders and (iii) certain other transactions completed at the time of the POE as if the Company and CAMG completed such transactions as of December 31, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 combine the statement of operations of the Company and CAMG for the period and give pro forma effect to these transactions as if they were completed on March 30, 2011.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and CAMG appearing elsewhere herein. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Substance of the transaction

At the closing of the merger:

•	RTTE shall issue to the CAMG shareholders 22,500,000 new investment shares of RTTE Common Stock and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG Shareholders, issued in the name of the CAMG Shareholders and held in the escrow account of the escrow agent in exchange for 100% of the capital stock of CAMG, which will give the CAMG Shareholders a ‘controlling interest’ in RTTE representing 98% of the voting shares of RTTE and 98% of the issued and outstanding shares of Common Stock, after closing. RTTE shall issue 1,607,853 shares of Common Stock to the RTTE shareholders, advisors and creditors. Angela Ross shall return 2,500,000 shares of Common stock to the RTTE treasury for immediate cancelation. CAMG and RTTE shall reorganize, such that RTTE shall acquire 100% the capital stock of CAMG, and CAMG shall become a wholly-owned subsidiaries of RTTE.

RT TECHNOLOGIES, INC.
(a Development Stage Company)
Pro Forma Consolidated Balance Sheets

		RTTE	CAMG	Adjustment		pro forma

		December 31, 2011 (1)	December 31, 2011 (2)			December 31, 2011
Assets
Current Assets:
Cash		$ 204	$ 4,141			$ 4,345
Prepayments and deposits			67,768			67,768
Total Assets		$ 204	$ 71,909			$ 72,113

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable		-
Other payables		-	2,858			2,858
Payable to related parties		-	32,242			32,242
Total current liabilities		-	35,100			35,100

Equity
Stockholders’ equity (deficit):
Preferred stock	(3)				1,000	1,000
Common stock	(3)	3,392	1,298	(1,298)	21,608	25,000
Additional paid-in capital	(3)	708,444	151,394	1,298	(734,240)	126,896
Retained deficit ($951,540 deficit eliminated pursuant to a
quasi-reorganization occurring on December 31, 1999)	(3)	(9,098)			9,098	0
Accumulated other comprehensive loss			(1,482)			(1,482)
Deficit accumulated during development stage	(3)	(702,534)	(100,362)		702,534	(100,362)
Total stockholder’s equity (deficit)		204	50,848			51,052

Non-controlling interest			(14,039)			(14,039)
Total equity (deficit)			$ 36,809.00			$ 37,013.00

Total liabilities and stockholders’ equity (deficit)		$ 204	$ 71,909			$ 72,113

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEETS

(1)	Source: Audited financial statements of RTTE as of December 31, 2011, as filed in the Annual Report on Form 10-K filed with the SEC on April 3, 2012

(2)	Source: Audited consolidated financial statements of CAMG as of March 31, 2011, as filed in this Form 8-K filed with the SEC

(3)	To record effect of reorganization and merger pursuant to the POE dated April 17, 2012 including:

a	Cancelation and extinguishment of all issued and outstanding CAMG common stock

b	Issuance of 22,500,000 shares of common stocks and 1,000,000 shares of super voting preferred stocks of RTTE to the CAMG's shareholders

c	Issuance of 1,607,853 shares of common stocks of RTTE to the RTTE shareholders, advisors and creditors

d	Cancelation of 2,500,000 shares of common stocks of RTTE returned by the RTTE shareholders

e	Elimination of RTTE's capital accounts and accumulated deficit as result of recapitalization

RT TECHNOLOGIES, INC.
(a Development Stage Company)
Pro Forma Consolidated Statements of Operations

	RTTE	CAMG	Adjustment	PROFORMA
	Year Ended	Period from March 31, 2011 to		Period from March 31, 2011 to
	December 31,	December 31,		December 31,
	2011 (1)	2011 (2)	(3)	2011
Revenue
Operating expenses:
Stock Compensation	620,000		(620,000)	-
General and administrative	18,598	103,953	(18,598)	103,953
Selling and marketing expenses		10,244		10,244
Total operating expenses	638,598	114,197		114,197

Loss from operations	(638,598)	(114,197)		(114,197)

Other Income (Expense)
Gain on settlement of debt	15,700		(15,700)	-
Gain on conversion of debt to stock	16,966		(16,966)	-
Interest expense	(2,505)		2,505	-
Net loss attributable to non-controlling interest		13,835		13,835
Total other income (expenses)	30,161	13,835		13,835

Net Income (Loss)	(608,437)	(100,362)		(100,362)

Net income (loss) per share of common stock	$0.59			$(0.004)

Net income (loss) per fully diluted share of common stock	$0.59			$(0.004)

Weighted average number of common shares	1,025,276			25,000,000

Weighted average number of fully diluted common shares	1,025,442			25,000,000

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEETS

(1)	Source: Audited financial statements of RTTE as of December 31, 2011, as filed in the Annual Report on Form 10-K filed with the SEC on April 3, 2012

(2)	Source: Audited consolidated financial statements of CAMG as of March 31, 2011, as filed in this Form 8-K filed with the SEC

(3) Reflects elimination of operations of RTTE